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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                         TELECORP-TRITEL HOLDING COMPANY

         The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

         First. The name of the Corporation is TeleCorp-Tritel Holding Company (the "Corporation").

         Second. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, in the County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         Third. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         Fourth. The total number of shares of stock which the Corporation is authorized to issue is one thousand (1,000) shares of Common Stock, par value $0.01 per share.

         Fifth. The name and address of the incorporator is Woodruff A. Polk, 100 Maiden Lane, New York, New York 10038.



         IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on April __, 2000.



                                  ----------------------------------
                                  Woodruff A. Polk
                                  Sole Incorporator